Exhibit 23.1




              CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 5, 2002 relating to the financial statements of Kansas City Power & Light Company (a wholly-owned subsidiary of Great Plains Energy Incorporated), which appears in Kansas City Power & Light Company's Annual Report on Form 10-K for the year ended December 31, 2001 (as amended). We also consent to the reference to us under the heading "Experts" in such Registration Statement.




                                  /s/PricewaterhouseCoopers LLP
                                     PricewaterhouseCoopers LLP


Kansas City, Missouri
May 8, 2002